EXHIBIT I

JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:       February 14, 2022

HEALTHCOR MANAGEMENT, L.P.

By: HealthCor Associates, LLC, its general partner

/s/ Laurie Hadick
Name: Laurie Hadick
Title: Chief Compliance Officer

HEALTHCOR OFFSHORE GP, LLC, for itself and as general partner of behalf of HEALTHCOR OFFSHORE MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

/s/ Laurie Hadick
Name: Laurie Hadick
Title: Chief Compliance Officer

HEALTHCOR OFFSHORE II GP, LLC, for itself and as general partner of behalf of HEALTHCOR SANATATE OFFSHORE MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

/s/ Laurie Hadick
Name: Laurie Hadick
Title: Chief Compliance Officer

HEALTHCOR THERAPEUTICS GP, LLC, for itself and as general partner of behalf of HEALTHCOR THERAPEUTICS MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

/s/ Laurie Hadick
Name: Laurie Hadick
Title: Chief Compliance Officer

HEALTHCOR ASSOCIATES, LLC

/s/ Laurie Hadick
Name: Laurie Hadick
Title: Chief Compliance Officer

HEALTHCOR GROUP, LLC

/s/ Laurie Hadick
Name: Laurie Hadick
Title: Chief Compliance Officer

JOSEPH HEALEY, Individually

/s/ Joseph Healey

ARTHUR COHEN, Individually

/s/ Arthur Cohen